UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 22, 2015

Simon Worldwide, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-21878	04-3081657
(Commission File Number)	(IRS Employer Identification No.)

18952 MacArthur Boulevard, Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 251-4660

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

At a meeting held on December 22, 2015, the Board of Directors (the “Board”) of Simon Worldwide, Inc. (the “Company”) unanimously approved the following actions, and authorized and directed a special meeting of the Company’s shareholders be held to approve such actions:

•	the transfer of all or substantially all of the Company’s assets in accordance with, and the Company’s execution and delivery of, a trust agreement and assignment for the benefit of creditors, that upon execution provides for the assignment of all of the Company’s assets to a trust so the trustee/assignee may orderly liquidate the assets and distribute any proceeds therefrom to creditors of the Company;

•	a plan of dissolution of the Company, including the liquidation and dissolution of the Company contemplated thereby; and

•	a certificate of amendment to the Company’s Restated Certificate of Incorporation to (i) eliminate the classified nature of the Board, reduce the minimum and maximum number of directors serving on the Board, and modify the requirements for electing, removing, or replacing a director and for filling any vacancy on the Board, (ii) remove the requirement that stockholder actions must be effected at a stockholder meeting and may not be effected by written consent, and (iii) repeal and remove certain provisions that have already terminated in accordance with their terms and that are no longer in effect.

The Company expects to mail notices to its stockholders in the next few weeks containing the date, time and place of the special meeting (which will not be less than 20 days after the mailing of the notices), the record date for the meeting, and information regarding the proposals to be submitted to a vote of the stockholders at the meeting. Neither the Company nor the Board will solicit any proxies in connection with the special meeting or the proposals to be considered thereat.

In a Schedule 13D/A filed with the Securities and Exchange Commission (“SEC”) on December 23, 2015, Overseas Toys, L.P., which holds approximately 87.6% of the outstanding shares of the Company’s common stock (the “Majority Stockholder”), has indicated its intent to vote in favor of all of the foregoing actions to be submitted to a vote of the stockholders at the special meeting, which vote of the Majority Stockholder is required and sufficient to approve all such actions.

The Company anticipates that the liquidation of its assets will not be sufficient to pay all creditor claims and the costs and expenses of liquidation and dissolution, and accordingly the Company does not anticipate that any distributions will be made to holders of its common stock in connection with the liquidation.

Concurrently with the filing of this Current Report on Form 8-K on December 23, 2015, Anthony Espiritu, chief financial officer of the Company, is on behalf of the Company filing a Form 15 with the SEC to voluntarily deregister the Company’s common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to suspend the Company’s reporting obligations under Section 15(d) of the Exchange Act, effective immediately. The filing was authorized and directed by the Board unanimously at its December 22, 2015 meeting.

As a result of the Company’s filing of a Form 15, the Company will no longer file quarterly and annual reports, proxy statements, information statements, or current reports with the SEC, and information regarding the Company will become less readily available. The Company expects that as a result of the filing, its common stock will cease to be listed on the OTC Markets Group’s OTC Pink Current Information tier.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically preceded by words such as “believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “should,” or similar expressions, although some forward-looking statements are expressed differently. Forward-looking statements represent the Company’s management’s judgment regarding future events. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. All statement other than statements of historical fact included in the Current Report on Form 8-K are forward-looking statements. The Company cannot guarantee the accuracy of the forward-looking statements, and you should be aware that the Company’s actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including the statements under “Risk Factors” contained in the Company’s reports filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMON WORLDWIDE, INC.

December 23, 2015	/s/ Anthony Espiritu
Name: Anthony Espiritu
Title: Chief Financial Officer